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                                                                      EXHIBIT 21


                             PRINCIPAL SUBSIDIARIES


                                                         Jurisdiction in Which
Name of Subsidiary                                    Organized or Incorporated
------------------                                    -------------------------

Consolidated Subsidiaries of JLK Direct
Distribution Inc.
J&L America, Inc.                                       Michigan, United States

Consolidated Subsidiaries of J&L America, Inc.
J & L Industrial Supply UK (branch)                     England
J & L Werkeuge Und Industriebedarf G.m.b.H.             Germany
ATS Industrial Supply Company                           Arizona, United States
GRS Industrial Supply Company                           Michigan, United States
Strong Tool Co.                                         Ohio, United States
Dalworth Tool & Supply, Inc.                            Texas, United States
Production Tools Sales, Inc.                            Texas, United States
Abrasive & Tool Specialties Company                     Utah, United States